EXHIBIT 99.1

News Release
Contacts: Media: Greg Gable Charles Schwab Phone: 415-667-0473	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS FIRST QUARTER RESULTS

Client Assets Total $2.52 Trillion, up $216 Billion Year-over-Year

SAN FRANCISCO, April 15, 2015 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2015 was $302 million, down 14% from $350 million for the fourth quarter of 2014, and down 7% from $326 million for the first quarter of 2014.  These results lag the outlook expressed in the company’s press release dated March 13, 2015, primarily due to the earlier timing of certain compensation expenses.

	Three Months Ended
	March 31,		%
Financial Highlights	2015	2014	Change

Net revenues (in millions)	$1,526	$1,478	3%
Net income (in millions)	$302	$326	(7)%
Diluted earnings per common share	$.22	$.24	(8)%
Pre-tax profit margin	31.7%	35.3%
Return on average common
stockholders’ equity (annualized)	10%	13%

CEO Walt Bettinger said, “Our strong client momentum continued in the first quarter of 2015, as our innovative, full-service model continued to resonate with investors.  We gathered $34.2 billion of core net new assets during the first quarter, a 6% annualized organic growth rate.  Net new assets from retail investors were the highest since the first quarter of 2008, totaling $12.5 billion, up 16% sequentially and 28% year-over-year.  Clients have now entrusted us with assets totaling $2.52 trillion – 9% above the March 2014 level.  In addition, clients opened 274,000 new brokerage accounts, up 6% year-over-year.  As March ended, we were serving 9.5 million active brokerage accounts, 986,000 banking accounts, and 1.5 million retirement plan participants, up 3%, 6% and 10%, respectively, from year-earlier levels.”

“We continued to build awareness of our wealth management capabilities during the first quarter, and client balances receiving ongoing advisory services kept growing faster than assets overall,” Mr. Bettinger continued.  “At quarter-end, $1.06 trillion was under the guidance of a registered independent advisor and $188.4 billion was enrolled in one of our retail or other advisory solutions, up 9% and 18%, respectively, over the first quarter of 2014.  Significantly, while our Client Promoter Score from retail investors reached a record 52 in the first quarter, the score from those clients enrolled in one of our advisory services averaged 6 points higher at 58.”

Mr. Bettinger added, “We launched Schwab Intelligent Portfolios™ on March 9th, continuing our tradition of innovation on behalf of investors.  Intelligent Portfolios is the only fully automated investment advisory service using sophisticated computer algorithms to build, monitor, and rebalance diversified portfolios based on an investor’s stated goals, time horizon and risk tolerance without charging any advisory fees, commissions, or account service fees;

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24/7/365 live professional assistance is included.  Thus far, individual investor enrollments are running well ahead of our initial expectations, and we look forward to launching Institutional Intelligent Portfolios™ for our RIA clients in the second quarter of 2015.  Also during the first quarter, we expanded Schwab ETF OneSource™, the largest commission-free ETF platform, to offer 18 more ETFs.  Investors can now trade 198 ETFs covering 64 Morningstar Categories for $0 online trade commissions.  Schwab ETF OneSource balances reached $47.1 billion as of quarter-end, up 65% from a year ago.  Within that total, our proprietary ETF balances reached $31.0 billion by quarter-end.  Total ETF balances at Schwab were $252.4 billion at month-end March, up 19% year-over-year.  We also launched Trade Source™ for our more actively trading clients, bringing them the information they need to make investing decisions via a more efficient, powerful tool that is accessible on a browser or tablet.  Trade Source provides a customized set of relevant updates for traders based on their own holdings and watch lists, enables them to select preferences for viewing information, and remembers those preferences for future sessions.”

CFO Joe Martinetto commented, “Even as our business growth remained strong, environmental factors contributed to a disappointing rate of revenue growth for the first quarter.  Our revenue picture was shaped by an environment that included volatile equity market performance, largely flat-to-lower interest rates, and client trading activity that slowed as the quarter progressed.  While that trading slowdown resulted in an 8% decline in trading revenue from the first quarter of 2014, our continued strength in gathering client assets helped asset management and administration fees and net interest revenue increase by 5% and 6%, respectively, resulting in 3% overall revenue growth for the quarter.  Our 2015 expense planning included increased first quarter spending on both a sequential and year-over-year basis driven by strong business growth and a fully-funded project list, including the development and launch of Schwab Intelligent Portfolios.  Our plans also incorporated seasonal effects such as payroll tax resets, our annual health savings account contribution, typical salary adjustments and higher marketing outlays relating to Intelligent Portfolios, as mentioned in our March 13th SMART report.  Closing out the quarter, actual expenses for the period also reflected an accelerated 401(k) match as more employees chose to fund their contributions from annual bonuses paid in March and the company moved to match contributions by pay period instead of annually, as well as the earlier recognition of certain equity-based incentives due to plan changes.”

“These additional items increased our first quarter expenses by $13 million relative to our March 13th commentary,” Mr. Martinetto said.  “Between the effects of the environment on our revenue and our overall spending, the company’s pre-tax profit margin was 31.7% for the first quarter.  While we will continue to monitor our spending levels in view of our developing revenue picture, our expected overall expense growth remains at a modest pace of approximately 4% for 2015 and we are well positioned to translate business growth into improving financial performance as the year continues.”

Mr. Martinetto noted, “We bolstered our balance sheet liquidity during the first quarter by issuing $1 billion in long term debt comprised of $625 million in 1.50% senior notes due in three years, and $375 million in 3.00% senior notes due in ten years; the majority of the proceeds were invested in term Treasury Notes.  Also during the quarter, we completed a $2 billion bulk transfer of sweep balances from broker/dealer Schwab One® accounts to Schwab Bank.  Average interest-earning assets were $149.4 billion for the first quarter of 2015, up 9% from a year ago.  With quarter-end stockholders equity of $12.2 billion and a preliminary consolidated Tier 1 Leverage Ratio of 6.8%, we continue to maintain a healthy balance sheet capable of supporting the company’s ongoing growth.”

Business highlights for the first quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 178,000, up 9% from the year-earlier period; total accounts were 6.7 million as of March 31, 2015, up 2% year-over-year.
•	Held planning conversations with approximately 25,000 clients.
•

Schwab Trading Services™ hosted the company’s first-ever Google Hangout, titled Schwab Live: After the Bell.  The forum allowed traders of all experience levels to ask Schwab’s industry professionals about the day’s market activity.

•

Launched Trade Source, a simplified, one-stop destination for trading on Schwab.com that allows Trading Services clients to easily monitor the markets, manage accounts, access fundamental and technical data, and place trades.

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Advisor Services

•

Schwab Intelligent Technologies® announced that Orion Advisor Services and Redtail Technology will participate in Schwab OpenView Gateway™, the open-architecture platform enabling data integration between Schwab systems and those of technology providers used by advisors.

•

Hosted a webcast attended by nearly 1,800 advisor clients, announcing the details of Institutional Intelligent Portfolios, Schwab’s automated investment management solution for independent registered investment advisors.

•

Launched ETF trading services for advisors managing portfolios within corporate retirement plans.  The new capability, offered by Retirement Business Services, broadens investment options by allowing fractional share trading and next day settlement of ETFs, similar to traditional mutual funds.

Products and Infrastructure

•	For Charles Schwab Bank:
o	Balance sheet assets = $118.6 billion, up 15% year-over-year.
o	Outstanding mortgage and home equity loans = $11.0 billion.
o	First mortgage originations through its loan program during the quarter = $900 million.
o	Pledged Asset Line® balances = $2.5 billion. Pledged Asset Lines can now be integrated into Schwab Private Client™ relationships.
o	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.24%, 0.23% and 0.28%, respectively, at month-end March.
o	Schwab Bank High Yield Investor Checking® accounts = 795,000, with $12.7 billion in balances.
o

Schwab Bank went live with Apple Pay™.  Clients can add their Schwab Bank debit card to Apple Pay on iPhone® 6 or iPhone 6 Plus, then make convenient purchases at over 220,000 retailers and in many apps.

•	Client assets managed by Windhaven® totaled $15.6 billion, down 16% from the first quarter of 2014.
•	Client assets managed by ThomasPartners® totaled $7.1 billion, up 42% from the first quarter of 2014.
•	Launched Schwab Intelligent Portfolios, a fully automated investment advisory service that charges no advisory fees, commissions, or account service fees.
•	Expanded Schwab ETF OneSource to offer 18 more ETFs; investors can now trade 198 ETFs covering 64 Morningstar Categories for $0 online trade commissions.
•	Charles Schwab Investment Management reached $31.0 billion in ETF assets under management and is now the 7th largest ETF provider in the U.S.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

Commentary from the CFO

Joe Martinetto, Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://aboutschwab.com/investor-relations/cfo-commentary.  The most recent commentary was posted on January 16, 2015.

Forward Looking Statements

This press release contains forward-looking statements relating to the launch of Institutional Intelligent Portfolios; expense growth; translating business growth into improving financial performance; and maintaining a healthy balance sheet capable of supporting the company’s ongoing growth.  Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner, including Institutional Intelligent Portfolios; the company’s ability to manage expenses; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; capital needs and management; the impact of changes in market conditions on money fund fee waivers, revenues, expenses and pre-tax margin; client use of the company’s investment advisory services and other products and services; the timing and amount of severance and other costs related to reducing the company’s San Francisco footprint; regulatory guidance; the level of field sales activity and related incentive compensation; acquisition integration costs; net interest margin; client trading activity; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse

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impact of financial reform legislation and related regulations; and other factors set forth in the company’s Form 10-K for the period ended December 31, 2014.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.5 million active brokerage accounts, 1.5 million corporate retirement plan participants, 986,000 banking accounts, and $2.52 trillion in client assets as of March 31, 2015.  Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors.  Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services.  Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products.  More information is available at www.schwab.com and www.aboutschwab.com.

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THE  CHARLES  SCHWAB  CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net Revenues
Asset management and administration fees	$644	$611
Interest revenue	617	579
Interest expense	(29)	(26)
Net interest revenue	588	553
Trading revenue	227	247
Other	63	68
Provision for loan losses	4	(1)
Total net revenues	1,526	1,478
Expenses Excluding Interest
Compensation and benefits	581	528
Professional services	114	106
Occupancy and equipment	83	80
Advertising and market development	69	63
Communications	58	56
Depreciation and amortization	54	48
Other	83	75
Total expenses excluding interest	1,042	956
Income before taxes on income	484	522
Taxes on income	182	196
Net Income	302	326
Preferred stock dividends and other	11	8
Net Income Available to Common Stockholders	$291	$318
Weighted-Average Common Shares Outstanding — Diluted	1,323	1,311
Earnings Per Common Share — Basic	$.22	$.24
Earnings Per Common Share — Diluted	$.22	$.24

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

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THE  CHARLES  SCHWAB  CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q1-15 % change		2015	2014
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-14	Q4-14	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	5%	-	$644	$641	$649	$632	$611
Net interest revenue	6%	1%	588	584	573	562	553
Trading revenue	(8%)	(5%)	227	239	209	212	247
Other (1)	(7%)	(30%)	63	90	119	65	68
Provision for loan losses	N/M	N/M	4	(3)	1	7	(1)
Total net revenues	3%	(2%)	1,526	1,551	1,551	1,478	1,478
Expenses Excluding Interest
Compensation and benefits	10%	7%	581	543	593	520	528
Professional services	8%	(7%)	114	122	117	112	106
Occupancy and equipment	4%	1%	83	82	82	80	80
Advertising and market development	10%	19%	69	58	59	65	63
Communications	4%	5%	58	55	55	57	56
Depreciation and amortization	13%	-	54	54	49	48	48
Other	11%	-	83	83	78	75	75
Total expenses excluding interest	9%	5%	1,042	997	1,033	957	956
Income before taxes on income	(7%)	(13%)	484	554	518	521	522
Taxes on income	(7%)	(11%)	182	204	197	197	196
Net Income	(7%)	(14%)	$302	$350	$321	$324	$326
Preferred stock dividends and other	38%	(48%)	11	21	9	22	8
Net Income Available to Common Stockholders	(8%)	(12%)	$291	$329	$312	$302	$318
Basic earnings per common share	(8%)	(12%)	$.22	$.25	$.24	$.23	$.24
Diluted earnings per common share	(8%)	(12%)	$.22	$.25	$.24	$.23	$.24
Dividends declared per common share	-	-	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	1%	-	1,323	1,320	1,316	1,313	1,311
Performance Measures
Pre-tax profit margin			31.7%	35.7%	33.4%	35.3%	35.3%
Return on average common stockholders’ equity (annualized) (2)			10%	12%	12%	12%	13%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(5%)	(7%)	$19.4	$20.8	$19.9	$19.1	$20.5
Receivables from brokerage clients	10%	2%	$16.0	$15.7	$15.4	$14.7	$14.6
Loans to banking clients	8%	1%	$13.6	$13.4	$13.1	$12.9	$12.6
Total assets	11%	4%	$160.2	$154.6	$147.4	$143.4	$144.1
Deposits from banking clients	15%	7%	$109.5	$102.8	$97.3	$95.7	$95.6
Payables to brokerage clients	(2%)	(8%)	$31.6	$34.3	$33.1	$31.5	$32.3
Long-term debt	53%	53%	$2.9	$1.9	$1.9	$1.9	$1.9
Stockholders’ equity	13%	3%	$12.2	$11.8	$11.5	$11.2	$10.8
Other
Full-time equivalent employees (at quarter end, in thousands)	6%	2%	14.9	14.6	14.3	14.1	14.0
Capital expenditures - cash purchases of equipment, office
facilities, and property, net (in millions)	(9%)	(32%)	$61	$90	$146	$101	$67
Expenses excluding interest as a percentage of average client assets
(annualized)			0.17%	0.17%	0.18%	0.16%	0.17%
Clients’ Daily Average Trades (in thousands)
Revenue trades (3)	(7%)	(1%)	313	315	269	274	337
Asset-based trades (4)	22%	10%	88	80	64	75	72
Other trades (5)	25%	7%	181	169	136	134	145
Total	5%	3%	582	564	469	483	554
Average Revenue Per Revenue Trade (3)	-	-	$11.98	$12.04	$12.24	$12.26	$12.03

Note: Certain prior-period amounts have been reclassified to conform to the 2015 presentation.
(1)	Includes net impairment losses on securities of $(1) million in the third quarter of 2014.
(2)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(5)	Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

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THE  CHARLES  SCHWAB  CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2015			2014
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$9,383	$5	0.22%	$6,701	$4	0.24%
Cash and investments segregated	19,510	6	0.12%	21,619	6	0.11%
Broker-related receivables (1)	280	-	0.10%	294	-	0.35%
Receivables from brokerage clients	14,416	119	3.35%	13,158	116	3.58%
Securities available for sale (2)	57,416	142	1.00%	51,971	140	1.09%
Securities held to maturity	34,879	218	2.53%	30,846	199	2.62%
Loans to banking clients	13,534	90	2.70%	12,546	87	2.81%
Total interest-earning assets	149,418	580	1.57%	137,135	552	1.63%
Other interest revenue		37			27
Total interest-earning assets	$149,418	$617	1.67%	$137,135	$579	1.71%
Funding sources:
Deposits from banking clients	$105,834	$8	0.03%	$93,776	$7	0.03%
Payables to brokerage clients	26,071	1	0.01%	27,210	1	0.01%
Long-term debt	2,148	19	3.59%	1,902	18	3.84%
Total interest-bearing liabilities	134,053	28	0.08%	122,888	26	0.09%
Non-interest-bearing funding sources	15,365			14,247
Other interest expense (1,3)		1			-
Total funding sources	$149,418	$29	0.07%	$137,135	$26	0.07%
Net interest revenue		$588	1.60%		$553	1.64%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.
(3)	Includes the impact of capitalizing interest on building construction and software development.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

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THE  CHARLES  SCHWAB  CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2015			2014
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$165,403	$238	0.58%	$167,053	$239	0.58%
Fee waivers		(184)			(185)
Schwab money market funds	165,403	54	0.13%	167,053	54	0.13%
Equity and bond funds (1)	97,127	52	0.22%	75,586	45	0.24%
Mutual Fund OneSource ®	262,402	204	0.32%	259,865	204	0.32%
Total mutual funds (2)	$524,932	310	0.24%	$502,504	303	0.24%
Advice solutions (2)	$178,599	220	0.50%	$158,390	199	0.51%
Other (3)		114			109
Total asset management and administration fees		$644			$611

(1)	Includes Schwab Exchange-traded Funds.
(2)

Advice solutions include separately managed accounts,  customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also include Schwab Advisor Network, Schwab Advisor Source, Windhaven,  ThomasPartners, and Schwab Intelligent Portfolios. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset-based fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing and other service fees.

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THE  CHARLES  SCHWAB  CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q1-15 % Change		2015	2014
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-14	Q4-14	Quarter	Quarter	Quarter	Quarter	Quarter

Assets in client accounts
Schwab One®, other cash equivalents and deposits
from banking clients	10%	3%	$140.0	$136.0	$129.7	$126.5	$126.8
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	(2%)	(3%)	162.5	167.9	164.7	160.0	166.3
Equity and bond funds	13%	4%	64.1	61.5	59.1	59.1	56.7
Total proprietary mutual funds	2%	(1%)	226.6	229.4	223.8	219.1	223.0
Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	-	1%	264.1	260.5	262.1	271.6	264.5
Mutual fund clearing services	13%	4%	170.6	164.7	166.3	161.1	151.5
Other third-party mutual funds	10%	5%	483.3	461.9	456.1	463.5	439.4
Total Mutual Fund Marketplace	7%	3%	918.0	887.1	884.5	896.2	855.4
Total mutual fund assets	6%	3%	1,144.6	1,116.5	1,108.3	1,115.3	1,078.4
Exchange-traded funds (ETFs)
Proprietary ETFs	63%	15%	31.0	26.9	22.9	21.5	19.0
ETF OneSource™ (1)	69%	10%	16.1	14.7	14.1	10.6	9.5
Other third-party ETFs	11%	5%	205.3	194.7	184.2	190.1	184.3
Total ETF assets	19%	7%	252.4	236.3	221.2	222.2	212.8
Equity and other securities	14%	3%	820.9	800.4	771.6	766.5	722.0
Fixed income securities	-	(4%)	181.2	188.7	187.3	185.2	181.2
Margin loans outstanding	11%	3%	(14.7)	(14.3)	(14.4)	(13.8)	(13.2)
Total client assets	9%	2%	$2,524.4	$2,463.6	$2,403.7	$2,401.9	$2,308.0

Client assets by business
Investor Services	9%	3%	$1,391.2	$1,351.5	$1,323.3	$1,321.0	$1,270.9
Advisor Services	9%	2%	1,133.2	1,112.1	1,080.4	1,080.9	1,037.1
Total client assets	9%	2%	$2,524.4	$2,463.6	$2,403.7	$2,401.9	$2,308.0

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2, 3)	37%	68%	$23.2	$13.8	$18.7	$9.7	$16.9
Advisor Services (4)	(68%)	(72%)	5.5	19.4	16.0	13.0	17.3
Total net new assets	(16%)	(14%)	28.7	33.2	34.7	22.7	34.2
Net market gains (losses)	32%	20%	32.1	26.7	(32.9)	71.2	24.4
Net growth	4%	2%	$60.8	$59.9	$1.8	$93.9	$58.6

New brokerage accounts (in thousands, for the quarter ended)	6%	13%	274	243	229	242	258
Clients (in thousands)
Active Brokerage Accounts	3%	1%	9,493	9,386	9,309	9,252	9,178
Banking Accounts	6%	-	986	985	970	950	933
Corporate Retirement Plan Participants (2)	10%	3%	1,474	1,428	1,405	1,344	1,338

(1)	Excludes all proprietary mutual funds and ETFs.
(2)

In the first quarter of 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(3)	Third quarter of 2014 includes inflows of $10.2 billion and an outflow of $3.4 billion from certain mutual fund clearing services clients.
(4)	First quarter of 2015 includes an outflow of $11.6 billion relating to the Company’s planned resignation from an Advisor Services cash management relationship.

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	The Charles Schwab Corporation Monthly Activity Report For March 2015

	2014										2015			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	16,458	16,581	16,717	16,827	16,563	17,098	17,043	17,391	17,828	17,823	17,165	18,133	17,776	(2%)	8%
Nasdaq Composite	4,199	4,115	4,243	4,408	4,370	4,580	4,493	4,631	4,792	4,736	4,635	4,964	4,901	(1%)	17%
Standard & Poor’s 500	1,872	1,884	1,924	1,960	1,931	2,003	1,972	2,018	2,068	2,059	1,995	2,105	2,068	(2%)	10%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,294.3	2,308.0	2,312.9	2,354.2	2,401.9	2,382.7	2,448.3	2,403.7	2,440.6	2,478.8	2,463.6	2,445.0	2,531.1
Net New Assets (1, 2)	11.4	0.3	10.9	11.5	15.9	8.5	10.3	7.9	10.9	14.4	9.3	6.8	12.6	86%	18%
Net Market Gains (Losses)	2.3	4.6	30.4	36.2	(35.1)	57.1	(54.9)	29.0	27.3	(29.6)	(27.9)	79.3	(19.3)
Total Client Assets (at month end)	2,308.0	2,312.9	2,354.2	2,401.9	2,382.7	2,448.3	2,403.7	2,440.6	2,478.8	2,463.6	2,445.0	2,531.1	2,524.4	-	9%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	159.2	160.6	163.7	176.5	175.1	180.0	177.3	180.2	183.3	182.5	181.5	187.8	188.4	-	18%
Advisor Services (3)	973.5	977.4	995.3	1,014.9	1,007.2	1,035.3	1,015.3	1,032.4	1,049.0	1,045.6	1,038.4	1,065.8	1,063.4	-	9%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,178	9,217	9,228	9,252	9,269	9,288	9,309	9,326	9,346	9,386	9,407	9,435	9,493	1%	3%
Banking Accounts	933	938	944	950	956	964	970	974	979	985	978	983	986	-	6%
Corporate Retirement Plan Participants (2)	1,338	1,344	1,346	1,344	1,381	1,383	1,405	1,416	1,416	1,428	1,441	1,475	1,474	-	10%
Client Activity
New Brokerage Accounts (in thousands)	90	95	71	76	78	75	76	76	70	97	84	80	110	38%	22%
Inbound Calls (in thousands)	1,961	1,938	1,691	1,806	1,873	1,768	1,755	1,928	1,656	1,980	1,872	1,827	1,930	6%	(2%)
Web Logins (in thousands)	34,200	34,254	32,165	32,768	33,426	32,491	31,098	32,409	31,528	34,580	34,294	35,379	36,278	3%	6%
Cash as a Percentage of Client Assets (4)	12.7%	12.4%	12.2%	11.9%	12.1%	11.9%	12.2%	12.1%	11.9%	12.3%	12.3%	11.9%	12.0%	10 bp	(70) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (5, 6)
(in millions of dollars)
Large Capitalization Stock	676	95	129	311	773	620	228	1,881	1,538	1,347	1,084	(1,154)	(586)
Small / Mid Capitalization Stock	680	(430)	(564)	220	(355)	(639)	(127)	(307)	91	(346)	488	(12)	290
International	1,028	1,665	1,240	2,137	817	524	166	(20)	794	177	1,630	3,463	4,650
Specialized	912	609	377	1,690	1,082	373	(24)	781	503	566	1,452	748	(47)
Hybrid	107	230	406	201	532	165	-	(531)	(363)	(687)	180	138	(284)
Taxable Bond	1,344	449	1,346	606	92	683	(3,475)	797	577	(1,914)	1,298	2,722	924
Tax-Free Bond	474	246	584	516	277	400	463	584	479	603	598	471	613
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (5)	3,611	1,312	2,236	3,313	1,804	612	(4,022)	358	254	(4,381)	3,174	3,086	1,765
Exchange-Traded Funds (6)	1,612	1,553	1,284	2,368	1,414	1,514	1,253	2,827	3,365	4,127	3,556	3,290	3,795
Money Market Funds	(135)	(4,141)	(561)	(1,664)	1,493	1,248	2,224	477	(1,643)	4,294	(2,080)	(2,158)	(1,362)
Average Interest-Earning Assets (7)
(in millions of dollars)	137,625	137,164	136,588	137,328	137,785	139,027	140,115	141,502	141,884	144,695	147,495	148,911	152,247	2%	11%

(1)

February 2015 includes an outflow of $11.6 billion relating to the Company’s planned resignation from an Advisor Services cash management relationship. September 2014 includes an inflow of $7.8 billion and outflow of $3.4 billion from certain mutual fund clearing services clients. July 2014 includes an inflow of $2.4 billion from a mutual fund clearing services client.

(2)

In February 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(3)	Excludes Retirement Business Services Trust.
(4)	Schwab One®, other cash equivalents, deposits from banking clients and money market fund balances as a percentage of total client assets.
(5)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(6)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(7)	Represents total interest-earning assets on the Company's balance sheet.

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